EXHIBIT 10.1

DIRECTOR AGREEMENT

DIRECTOR AGREEMENT, dated as of January 20, 2021, by and between Amplitech Group, Inc., a Nevada corporation (the “Company”), and ___________ (the “Director”).

W I T N E S S E T H:

WHEREAS, the Company wishes to engage the Director and the Director is willing to accept such engagement upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Services. Upon the terms and subject to the conditions of this Agreement and with effect from the Effective Date (as defined below), the Company hereby engages the Director to act as a Member of the Board of Directors of the Company, and the [Audit/Compensation/Nominating] Committee Chairman and provide services on the terms and conditions provided in this Agreement. The Director agrees to devote appropriate time and attention to the execution of the services to be provided by the Director hereunder, which shall include the services listed on Exhibit A; or such other services as the Company and the Director may reasonably agree (hereinafter the services to be provided by the Director hereunder are referred to as the “Services”).

2. Term of Engagement. The term of the Director’s engagement by the Company under this Agreement shall commence on the 20th day of January 2021 (the “Effective Date”) and shall terminate on the day 1 year(s) (the “Contract Period”) from the date thereof (the “Termination Date”).

3. Independent Contractor. The Director would be an independent contractor, not an employee or agent of the Company.

4. Compensation.

(a) Meetings. The Director shall be re-imbursed for all expenses related to attending any Board meeting personally attended, and will be paid a fee for any virtual meetings.

(b) Stock Options. The Director shall be issued up to 250,000 options to purchase shares (the “Shares”) of common stock of the Company (the “Options”), pursuant to the Company’s 2020 Equity Incentive Plan. The Shares will be restricted as per the rules of Rule 144 of the Securities Act of 1934, as amended, until such time as an exemption from registration is available, or if the Shares are issued pursuant to an effective registration statement on Form S-8.

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(c) Benefits. During the Contract Period, the Director shall not receive or be eligible to participate in the Company’s benefit programs in effect for the employees of the Company as in effect from time to time, on and after the Effective Date.

(d) Expenses. The Company shall reimburse the Director for all reasonable business travel expenses previously authorized in writing by the Company and reasonably and necessarily incurred by the Director in the performance of his duties, responsibilities, and authorities hereunder.

5. Termination Provisions. The Contract Period shall terminate, and the Director’s engagement hereunder shall cease, effective upon the date of any of the occurrences set forth below (the “Termination Date”):

(a) Termination By Reason of Timing. The Contract Period shall terminate one year from the Effective Date (such date being the Termination Date).

(b) Termination By Reason of Permanent Disability. If at any time during the Contract Period the Company reasonably determines that the Director has been or will be unable, as a result of physical or mental illness or incapacity, to perform his duties hereunder for one year, the Contract Period may be terminated by the Company upon written notice to the Director.

(c) Termination with Notice. Either party hereto may terminate the Contract Period for any reason upon thirty (30) days written notice to the other party. All Compensation earned upon such Termination Date shall be due and payable.

(d) Termination By Reason of Death. The Contract Period shall automatically terminate on the date of the Director’s death (such date being the Termination Date).

(e) Termination shall not occur if the parties hereto mutually agree to extend the term hereof, or if the terms hereof are renegotiated in good faith by the parties hereto.

6. Covenants of the Director.

(a) Non-solicitation of Employees of the Company, Directors of the Company or Customers or Suppliers of the Company. During the Contract Period and for three (3) year following the Contract Period (the “Subject Period”), the Director shall not, directly or indirectly on behalf of any business, firm, corporation, partnership, person, proprietorship or other entity, incorporated or otherwise, and shall use his best efforts to cause each business, firm, corporation, partnership, person, proprietorship and other entity with which he is or shall become associated in any capacity not to, (i) solicit for employment, employ or otherwise engage any employee or Director of the Company, without the written consent of the Company, or (ii) except in connection with the performance of his duties hereunder and in accordance herewith, solicit, interfere with, endeavor to entice away from the Company or communicate with regarding the business of the Company any customer or supplier of the Company. The Director acknowledges and agrees in connection with the foregoing that the identities of the Company’s employees, Directors, customers, suppliers and clients and other information gained during his period of employment with the Company with respect thereto is Confidential Information (as more fully defined in paragraph (b) below) of the Company.

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(b) Confidentiality. During the Subject Period and at all times thereafter, the Director agrees and acknowledges that the Confidential Information (as defined below) of the Company is valuable, special and unique to its business; that such business depends on such Confidential Information; and that the Company wishes to protect such Confidential Information by keeping it confidential for the exclusive use and benefit of the Company. The Director further acknowledges that any use by him of the Confidential Information other than in strict accordance with the terms of this Agreement would be wrongful and would cause the Company irreparable injury. Based upon the foregoing, with respect to such Confidential Information, the Director agrees:

(i) to keep any and all Confidential Information in trust for the sole use and benefit of the Company;

(ii) except as required by applicable law or as required in furtherance of the business of the Company in accordance with the terms hereof, not to use or disclose or reproduce, directly or indirectly, any Confidential Information of the Company;

(iii) to take all steps necessary or reasonably requested by the Company to ensure that all Confidential Information is kept confidential for the sole use and benefit of the Company; and

(iv) in the event the Director’s employment with the Company terminates for any reason whatsoever or at any time that the Company may in writing request, to deliver promptly to the Company all materials constituting Confidential Information (including all written, graphic, facsimile, encoded or recorded copies or duplicates thereof or notes regarding the same) of the Company that are in his possession or under his control without making or retaining any written graphic, facsimile, encoded or recorded copy or extract from such materials.

For purposes of this Section 6, “Confidential Information” means any and all information developed by or for or possessed by the Company prior to or during the Contract Period that is (A) not generally known in any industry in which the Company does business as of the date hereof or during the Contract Period or (B) not publicly available (including for this purpose information that is publicly available because of a breach by the Director of the provisions hereof). Confidential Information includes, but is not limited to, the information identified in Section 6(a) above (including, without limitation, personnel records and applications, employment and other Director agreements, medical records, Director appraisals, reviews and evaluations, general wage and salary rates and individual salaries and bonuses and plans and records relating thereto, numbers of Directors in departments and divisions, Director benefit plans and incentive plans), and any and all other information developed by or for or possessed by the Company concerning information technology, marketing and sales methods, concepts, materials, products, processes, procedures, formulae, compounds, formulations, models, innovations, discoveries, improvements, inventions, protocols, computer programs, records, data, know-how, techniques, designs, machinery, devices, research and development projects, data, preparations, business forms, strategies, plans for development of products, services or expansion into new areas or markets, internal operations, product price lists, forecasts, projections, financial information (including the revenues, costs or profits associated with the products of the Company) and any other trade secrets and proprietary information of any type owned by or pertaining to the Company, together with all written, graphic, facsimile, encoded, recorded and other materials relating to all or any part of the same.

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(c) Noncompetition, etc. During the Contract Period and the extension thereof, the Director shall not, directly or indirectly, engage in or be associated with, whether as a director, officer, employee, agent, Director, shareholder, partner, owner, independent contractor or otherwise, any business, firm, corporation, partnership, person, proprietorship or other entity, incorporated or otherwise (other than the Company), which is conducting, or plans to conduct, any business which competes with or will compete with, in the United States, (i) the business of the Company as constituted during the Contract Period, or (ii) the products of the Company manufactured, sold or under development by the Company during the Contract Period; provided, however, nothing herein shall prohibit the Director from being a shareholder in any entity that competes with the Company so long as the Director does not control such entity and does not hold more than a five percent (5%) equity interest therein.

(d) Compliance With Laws. In performing his duties hereunder the Director agrees to comply with all applicable governmental laws, rules and regulations and all applicable policies and procedures of the Company.

(e) Miscellaneous. For purposes of Section 6 hereof, the term “Director” shall include the Director’s affiliates and advisors.

7. Representations and Warranties.

(a) The Company. The Company hereby represents and warrants to the Director as follows:

(i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of Nevada; and

(ii) this Agreement has been duly authorized, executed and delivered by the Company.

(b) The Director. The Director hereby represents and warrants to the Company as follows:

(i) the Director has full legal capacity to enter into this Agreement;

(ii) the execution, delivery and performance by the Director of this Agreement will not conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute (with due notice or lapse of time or both) a default under, any agreement or instrument to which the Director is a party or by which he is bound;

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(iii) this Agreement has been duly executed and delivered by the Director; and

(iv) the Director has made such investigations of the business and properties of the Company as he deems necessary or appropriate before entering into this Agreement and has been given a sufficient amount of time to review this Agreement with counsel and other professionals of his choice and has done so to the extent he desires.

Without limiting clause (ii) above, the Director hereby represents and warrants that he is not bound by the terms of any agreement with any other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his employment with the Company or to refrain from competing, directly or indirectly, with the business of such other party. The Director further represents and warrants that his performance of all the terms of this Agreement and as a Director of the Company does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment with the Company.

8. Director and Officer Insurance. The Company shall make all commercially reasonable efforts to procure suitable director and officer insurance for a company of substantially similar size and position. Such insurance shall cover and include the Director.

9. Indemnification. The Company shall indemnify the Director and each of his agents against any loss, liability, claim, damage, or expense arising from the actions or inactions of the Company (or any of its officers and directors), including, but not limited to, any and all out of pocket expense and reasonable attorneys’ fees whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any third party claim whatsoever), to which the Director may become subject arising out of or based on any actions or inactions or operations of the Company (or any of its officers and directors), to the fullest extent permitted by the Nevada Revised Statutes. Such indemnification does not include any claims resulting from the gross negligence or wilful misconduct of the Director. The indemnification provided for in this paragraph shall survive the Termination Date.

10. Successors; Assignment.

(a) The Company. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and permitted assigns.

(b) The Director. Neither this Agreement, nor any right, obligation or interest hereunder, may be assigned by the Director, his beneficiaries, or his legal representatives without the prior written consent of the Company; provided, however, that nothing in this paragraph (b) shall preclude (i) the Director from designating a beneficiary to receive any benefit payable hereunder upon his death, or (ii) the executors, administrators, or other legal representatives of the Director or his estate from assigning any such rights hereunder to distributees, legatees, beneficiaries, testamentary trustees or other legal heirs of the Director. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Director and his executors and administrators.

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11. Waiver of Breach. The waiver by the Company or the Director of a breach of any provision of this Agreement by the other party shall not be construed as a waiver of any continuing or subsequent breach of the same provision or of any other provision of this Agreement. It is also understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or future exercise thereof or the exercise of any other right, power or privilege hereunder.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or courier service, or mailed by first-class certified mail, postage prepaid and return receipt requested, addressed as follows:

If to the Company:

Amplitech Group, Inc.

Attn: Fawad Maqbool

620 Johnson Avenue

Bohemia, NY 11716

If to the Director:

_________________

__________________

__________________

or, in each case, at such other address as may from time to time be specified to the other party in a notice similarly given.

13. Governing Law; Litigation.

(a) Governing Law. This Agreement shall be governed by end construed in accordance with the internal laws of the State of Nevada applicable to agreements made and to be performed entirely within such State.

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(b) Litigation. Each of the Company and the Director hereby agrees that the courts of the State of Nevada shall have jurisdiction to hear and determine any claims or disputes pertaining to this Agreement or to any matter arising therefrom. Each of the Company and the Director expressly submits and consents in advance to such jurisdiction in any action commenced in such courts, hereby waiving personal service of the summons and complaint or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made in any manner permitted by the laws of the State of Nevada including if permissible the same manner as notices hereunder may be given pursuant to Section 10. The choice of forum set forth in this paragraph (b) shall not be exclusive nor shall it preclude the enforcement of any judgment obtained in such forum or the taking of any action under this Agreement to enforce such judgment in any appropriate jurisdiction.

14. Expenses. All costs and expenses (including attorneys’ fees) incurred in connection with the negotiation and preparation of, or any claim, dispute or litigation pertaining to, this Agreement shall be paid by the party incurring such expenses.

15. Entire Agreement. This Agreement contains the entire agreement of the parties and their affiliates relating to the subject matter hereof and thereof and supersedes all prior agreements, representations, warranties and understandings, written or oral, with respect thereto.

16. Severability.

(a) Generally. If any term or provision of this Agreement or the application thereof to any person, property or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, property or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

(b) Duration and Scope of Certain Covenants. Without limiting paragraph (a) above, if any court determines that any of the covenants contained in Section 6, or any part of such covenants, is unenforceable because of the duration or scope of such covenant or provision, such court shall have the power to and is hereby requested to reduce the duration or scope of such covenant or provision, as the case may be, to the extent necessary to make such covenant or provision enforceable, and in its reduced form, such covenant or provision shall then be enforceable.

17. Remedies.

(a) Injunctive Relief. The Director acknowledges and agrees that the covenants and obligations of the Director contained in Section 6 relate to special, unique and extraordinary matters and are reasonable and necessary to protect the legitimate interests of the Company and that a breach of any of the terms of such covenants and obligations will cause the Company irreparable injury for which adequate remedies at law are not available. Therefore, the Director agrees that the Company shall be entitled to an injunction, restraining order, or other equitable relief from any court of competent jurisdiction restraining the Director from any such breach.

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(b) Remedies Cumulative. The Company’s rights and remedies under this Section 15 are cumulative and are in addition to any other rights and remedies the Company may have at law or in equity. In connection with paragraph (a) of this Section 15, the Director represents that his economic means and circumstances are such that such provisions will not prevent him from providing for himself and his family on a basis satisfactory to him.

18. Waiver of Statute of Limitations. The Director hereby waives for the longest period permitted by applicable law the limitation of any statute for the presentation of any claim arising under any provision of Section 6 hereof.

19. Withholding Taxes. The Company shall deduct any foreign, federal, state or local withholding or other taxes from any payments to be made by the Company hereunder in such amounts which the Company reasonably determines are required to be deducted under applicable law.

20. Amendments, Miscellaneous, etc. Neither this Agreement, nor any term hereof, may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which such change, waiver, discharge or termination is sought to be enforced. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

AMPLITECH GROUP, INC.

By:
Name:	Fawad Maqbool
Title:	Chief Executive Officer

DIRECTOR

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EXHIBIT A

● The Company is retaining the services of the Director as described in the [Audit/Compensation/Nominating] Committee Charter.

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